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                                                                      Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Inconnection with the Quarterly Report on Form 10-Q of Public Storage Properties IV, Ltd. (the "Partnership") for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage, Inc., and John Reyes, as Chief Financial Officer of Public Storage, Inc., each hereby certifies, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained in the Report fairly  presents,  in all
          material   respects,   the  financial   condition  and  results  of
          operations of the Partnership.

/s/  Ronald L. Havner, Jr.
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Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    November 14, 2003

/s/  John Reyes
------------------------------------
Name:    John Reyes
Title:   Chief Financial Officer of Public Storage, Inc.,
         Corporate General Partner
Date:    November 14, 2003